UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2018
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure
On December 11, 2018, The Brink’s Company (the “Company”) issued a press release to announce its entry into an accelerated share repurchase agreement to repurchase an aggregate of $50 million of the Company’s common stock. A copy of the Company's press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
On December 11, 2018, the Company also issued a press release to announce that it has received antitrust approval of its planned acquisition of the Rodoban group of companies in Brazil. A copy of the Company's press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 8.01	Other Events
On December 11, 2018, the Company entered into an accelerated share repurchase ("ASR") agreement with Bank of America Merrill Lynch to repurchase an aggregate of $50 million of the Company's common stock. The Company is repurchasing these shares under the authority granted by the Board of Directors in May 2017 to purchase up to an aggregate $200 million of the Company’s common stock, which expires December 31, 2019. Upon completion of the ASR, the Company will have approximately $106 million remaining for share repurchases under this authorization.
Approximately 700,000 shares of the Company's common stock to be repurchased under the ASR will be received by the Company following execution of the ASR. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company's common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms of the ASR agreement, and is expected to be completed during the first quarter of 2019. At settlement, under certain circumstances, Bank of America Merrill Lynch may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to Bank of America Merrill Lynch. The ASR agreement contains customary terms for these types of transactions, including the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be cancelled prior to the scheduled maturity and various acknowledgements, representations and warranties made by the Company and Bank of America Merrill Lynch to one another.
Bank of America Merrill Lynch performs normal banking (including as a lender under our credit facilities) and investment banking and advisory services from time to time for the Company and its subsidiaries, for which it receives customary fees and expenses.

Item 9.01		Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release, dated December 11, 2018, issued by The Brink's Company regarding share repurchase

	99.2	Press Release, dated December 11, 2018, issued by The Brink's Company regarding Rodoban acquisition

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: December 11, 2018	By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release, dated December 11, 2018, issued by The Brink's Company regarding share repurchase

99.2	Press Release, dated December 11, 2018, issued by The Brink's Company regarding Rodoban acquisition

5